Exhibit 99.3

                      ITEMS UNDER REVIEW AND CONSIDERATION

     Nelnet, Inc. ("Nelnet") is one of the leading education planning and education finance companies in the United States and is focused on providing student loans and other products and services to education-seeking families and schools nationwide. Nelnet has relationships with more than 2,300 colleges and universities and their dedicated financial aid offices. Nelnet has worked closely with each of these schools to try to provide their students with the best available products and services, including highly competitive student loan terms and benefits and the highest quality servicing. In achieving these goals, Nelnet has been a leader in ethical lending practices and integrity in the industry.

     In response to recent questions about and concerns over certain practices in the higher education finance industry, Nelnet has conducted a review of its own practices. The items reviewed are set forth below. Some of the matters below raise issues with respect to evolving best practices in the education finance industry. Making these items public is intended to promote the greatest level of transparency with respect to Nelnet's practices. Nelnet believes that all of the matters set forth below are resolved in the Nelnet Student Loan Code of Conduct (the "Code of Conduct") that Nelnet has adopted in its efforts to achieve the highest standards of integrity in its educational lending practices.

                                    FINDINGS

     1. Nelnet and a related foundation make scholarship donations to students and to various educational institutions, both those with which Nelnet has relationships and those with which it does not, as well as to foundations related to educational institutions. Nelnet has concluded that this activity is not prohibited. (See Section I of the Code of Conduct.)

     2. Nelnet's logo appears on the websites of several colleges and universities where Nelnet is a recommended lender. Nelnet has concluded that this activity is not prohibited. (See Section I of the Code of Conduct.)

     3. Nelnet's officers have made charitable donations to educational institutions, including those that they previously attended as students. Such donations were not made for the purpose of obtaining placement of Nelnet on a preferred lender list or for FFELP loan volume. Nelnet has concluded that this activity is not prohibited. (See Section I of the Code of Conduct.)

     4. Nelnet has not entered into referral fee arrangements with any educational institution relating to federally guaranteed undergraduate or graduate loans. With one minor exception, Nelnet has not entered into referral fee arrangements with any educational institution relating to Nelnet private loans - loans as to which Nelnet has minimal market share nationwide. In 2006, one educational institution selected Nelnet through a competitive bidding process as one of its recommended providers of education loans, including private loans, to its students and their families. Nelnet entered into a private loan referral agreement with that institution, which provided that Nelnet would pay the school a referral fee of fifty (50) basis points (0.50%) on the fully disbursed amount of any funded private loan. The total amount of referral fees paid to the school was $4,820.09 that went into a scholarship fund. The agreement with the school has been terminated, and Nelnet has not entered into such an agreement with any other educational institution. Nelnet believes that, at all times, the school and its students have received, and continue to receive, the best combination of terms, benefits and services available in the market. Nelnet will not engage in this type of arrangement in the future. (See
Section I of the Code of Conduct.)

     5. Nelnet has provided to financial aid offices of educational institutions certain free products and services such as Nelnet's proprietary student loan origination and processing software systems and printing of lender lists and similar materials. Nelnet intends to continue to provide such products and services for the reason that they have been historically recognized as permissible, as they are similar in nature to origination systems and publications authorized under the Federal Direct Loan Program. (See Section I of the Code of Conduct.)

     6. Nelnet offers several non-student loan products and services to educational institutions and their students. These products include, among other things: (i) an online student employment job posting and hiring program; (ii) an online student search and match program that can be used as a database of scholarships and as a tool to search, match, and review scholarships; (iii) a web-based software program that manages the collection, approval and processing of student time sheets for work-study students; (iv) an actively managed tuition payment plan that provides online payment processing and real-time account information to students and their families; and (v) recruiting and admission services. Nelnet sells these products to educational institutions for the benefit of their students. Like other industries, when multiple products are bundled, they may be offered to the educational institution at a discount. These products are not directly related to student loans, but rather are offered to schools to assist them in gaining efficiencies in a variety of campus offices. As such, Nelnet will continue to offer and provide non-student loan products and services to educational institutions and their students. Nelnet has concluded that these non-student loan activities are not prohibited for the reason that they are not done in exchange for any advantage related to Nelnet's student loan activity with respect to a school's financial aid office. (See Section I of the Code of Conduct.)

     7. Over the past several years, in order to assist in Nelnet's generalized marketing activity undertaken for its consolidation loan products, Nelnet has entered into affinity agreements and license agreements (like many financial services firms) with various organizations including approximately one hundred twenty (120) college and university alumni associations. Under these agreements, alumni associations grant Nelnet licenses to use certain intellectual property, including (i) member lists in order to market Nelnet's consolidation loan products to the association's members, and (ii) the alumni association's logo for use in Nelnet's marketing correspondence. The correspondence describes Nelnet's consolidation products and asks the borrower to direct any inquiries to Nelnet. In consideration of these rights, Nelnet typically pays the alumni association an annual fee, as well as, in some cases, a fixed fee for each loan consolidation application ready for guarantee that is received by Nelnet from a borrower on a member list. Nelnet markets its consolidation product only to borrowers who become eligible for consolidation loans only after they have separated from school under the Higher Education Act, as identified on the association's member list. It is Nelnet's understanding that these alumni associations have no role in the selection of lenders for placement on any school's preferred lender list. The alumni associations are not involved in contacting prospective applicants or handling applications in any way. Similar to direct marketing arrangements between alumni associations and, for example, insurance companies, car rental agencies and hotels, in these agreements the alumni associations receive a fee in exchange for providing access to their member lists. In addition, Nelnet enters into similar arrangements with entities other than alumni associations.

     For all of these reasons, Nelnet has concluded that these affinity and license agreements do not constitute prohibited remuneration and are permitted under federal law; however, to eliminate any potentially perceived conflict of interest, Nelnet will disclose to the individuals consolidating their loans any monetary arrangement that goes to the alumni association. In addition, Nelnet intends to work with alumni associations to eliminate any fixed fee that Nelnet pays for each consolidation loan application. (See Section I of the Code of Conduct.)

     8. As part of its standard business relationship with educational institutions, Nelnet provides items of nominal value to school employees. These items include, among other things, Nelnet-branded pens, holiday gift baskets, lunches, dinners, and tickets to entertainment events. On one occasion, Nelnet purchased coach-class airline tickets from upstate New York to New York City for two financial aid officers employed by an educational institution with which Nelnet already had a relationship, in connection with attendance at a theater event. In conjunction with the adoption of the Code of Conduct, Nelnet will modify its internal policy such that Nelnet shall not provide anything of more than nominal value (i.e. $10) to any officer, trustee, director, employee or agent who is involved with the decisions relating to student lending in the financial aid office of any institution of higher education. It is not intended that this provision would preclude an officer, trustee, director, employee or agent of any institution of higher education, or any family member thereof, from receiving a loan from Nelnet in the ordinary course of Nelnet's business. The Code of Conduct is not intended to prohibit any officer, trustee, director, employee or agent of an institution of higher education, who has no involvement in the affairs of the institution's financial aid office relating to student lending, from receiving remuneration for services rendered to Nelnet. (See
Section II of the Code of Conduct.)

     9. Employees of educational institutions that are considering the use of Nelnet products and services may wish to tour Nelnet's service centers, observe its college planning call center and its loan-processing facilities, and/or meet with its senior management staff, as part of their due diligence process. Under those circumstances, Nelnet has previously reimbursed the employees for travel to one of Nelnet's service centers or offices, which are located in Denver, Indianapolis, Jacksonville, Lincoln, and Washington, D.C. Nelnet intends to stop making such reimbursements. (See Section II of the Code of Conduct.)

     10. Nelnet has convened advisory boards made up of representatives from financial aid offices. These boards provide a valuable forum for the exchange of views on education financing, delivery of services and improvement of product offerings, ultimately for the benefit of educational institutions and their students. Nelnet provided modest reimbursement of expenses for advisory board members. In one instance, Nelnet paid a speaking fee to a presenter (a university's chancellor) at one advisory board meeting. Nelnet intends to end such payments. (See Section III of the Code of Conduct.)

     11. Nelnet provides entrance and exit counseling services, modest staffing assistance at times of peak business for financial aid offices, and minor installation and maintenance service assistance to educational institutions purchasing Nelnet products. In one instance, Nelnet retained an independent contractor to assist the financial aid office of an educational institution in connection with technology projects related to the implementation and integration of Nelnet products and services and other systems in that office. Nelnet will continue to provide staffing assistance (such as debt counseling) where proper disclosure is given and where such assistance is otherwise in accordance with the Code of Conduct. (See Section IV of the Code of Conduct.)

     12. Nelnet currently provides a customized telephone and email answering service on behalf of the financial aid office of seven (7) educational institutions, in which Nelnet service center employees respond to the same type of financial aid inquiries the financial aid office's staff would otherwise receive. Nelnet understands that this customized telephone and email answering service is highly valued by those institutions that participate, allowing them to assign scarce school personnel to other tasks. With the exception of one institution, where Nelnet first tested the pilot program for this service and in return has provided the service at no cost, schools that utilize this service are charged on a per-call basis. Nelnet call center employees do not disclose their employer to those who utilize this service. As a matter of policy, Nelnet call center employees are permitted to, and do, offer solutions for education financing needs, including student loans. With respect to Nelnet's call center services, in the future Nelnet employees will disclose to all callers that they are Nelnet employees when they answer the phone. If any of the borrowers or potential borrowers ask questions about loans, Nelnet's employee will transfer the call back to the school's financial aid office to answer the question to avoid any conflict of interest.

     Nelnet's adoption of the Code of Conduct shall not prevent Nelnet from promoting or marketing its products or services to borrowers or potential borrowers and/or providing education and information to students on the options, obligations and issues related to financing their education, provided that Nelnet does so in its own name or by furnishing call center staff to institutions of higher education for compensation paid to Nelnet by such institutions, provided the appropriate disclosure procedures are maintained. (See Section IV of the Code of Conduct.)

     13. Nelnet provides additional private loan borrowing opportunities to students at approved schools. These loans have historically been offered to undergraduate, graduate, and medical and health care students who do not otherwise meet the lending requirements of the Nelnet Academic Private Loan programs. By applying less stringent credit requirements, Nelnet provided a necessary financing opportunity to students who might not otherwise be able to afford their education, and it did so without disadvantaging anyone. Over the past three (3) years, these loans have been made available at thirteen institutions of higher education. In very limited circumstances, Nelnet has, on occasion, responded to the unique needs of an individual student who requires additional financial aid, and is unable to obtain such aid from other sources. There were four educational institutions that students attended and received loans of this type. The decision to provide these loans to a school is based on need, Nelnet's overall relationship with the school, and Nelnet's assessment of the school's risk profile with respect to potential loan defaults. These loans represented a component of the scope and breadth of services that Nelnet makes available to educational institutions. Nelnet intends to not make what have come to be known as "opportunity loans" in the industry. However, Nelnet also intends to continue its mission to serve the full spectrum of education seeking families, including those who may be disadvantaged. (See Section V of the Code of Conduct.)

     14. Nelnet is both a lender and a secondary market to other lenders. Not unlike most other loan industries, many student loan lenders prefer to sell their loans in order to have capital available to make new loans to additional families seeking access to higher education. Nelnet is a party to arrangements with other lenders to purchase loans from those lenders, and in very limited situations, to sell loans to other lenders. In general, a condition of the agreement between Nelnet and the selling lender is that the student loans purchased by Nelnet will maintain the same borrower benefits and servicing for the life of the loan. Likewise, in the limited situations where Nelnet sells loans to other lenders, these conditions generally apply. (See Section VI of the Code of Conduct.)

     15. In addition to private loans offered through colleges and universities, Nelnet offers private, direct-to-consumer loans to those borrowers who apply directly to Nelnet for a private loan and meet Nelnet's credit requirements. If any of these borrowers is, or will be, attending an educational institution that also offers Nelnet private loans to its students, Nelnet will offer its best interest rate available to a borrower attending that institution under Nelnet's normal underwriting criteria, regardless of how the borrower was referred to Nelnet. (See Section IX of the Code of Conduct.)

     16. Out of a total of approximately 1400 preferred lender lists on which Nelnet appears, less than two dozen list Nelnet as the exclusive preferred lender. Nelnet intends to promote competition and choice on lender lists at both FFELP Schools and Direct Lending Schools. (See Section X of the Code of Conduct.)